Exhibit 4(g)
                                    [EXECUTION COPY]








                         AMENDMENT NO. 2
                  dated as of February 4, 1994

                             to the

            LETTER OF CREDIT REIMBURSEMENT AGREEMENT dated as of February 18, 1992, as amended,

                              among

                   CIRCUIT CITY STORES, INC.,

               FIRST NORTH AMERICAN NATIONAL BANK,
                   as Transferor and Servicer,

     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
              NATIONSBANK OF NORTH CAROLINA, N.A.,
            THE BANK OF TOKYO, LTD., NEW YORK AGENCY,
            THE BANK OF NOVA SCOTIA, NEW YORK AGENCY
                               and
    THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH,
                   AS LETTER OF CREDIT BANKS,

                               AND

     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            AS AGENT

                         AMENDMENT NO. 2
                               TO
            LETTER OF CREDIT REIMBURSEMENT AGREEMENT


        This AMENDMENT NO. 2 TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this "Amendment") is dated as of February 4, 1994 and is among CIRCUIT CITY STORES, INC., a Virginia corporation (the "Company"), FIRST NORTH AMERICAN NATIONAL BANK, a national banking association ("FNANB"), BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as agent bank (in such capacity, the "Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association and successor-in-interest to Security Pacific National Bank ("Bank of America"), NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association ("NationsBank"), THE BANK OF TOKYO, LTD., NEW YORK AGENCY, a Japanese banking corporation acting through its New York Agency ("Bank of Tokyo"), THE BANK OF NOVA SCOTIA, NEW YORK AGENCY, a Canadian banking corporation acting through its New York Agency ("Scotiabank"), and THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, a Japanese banking corporation acting through its New York Branch ("IBJ").


                            RECITALS

        WHEREAS, the Company, FNANB and the Trustee have entered into a Pooling and Servicing Agreement dated as of February 18, 1992 (the "Pooling and Servicing Agreement") pursuant to which, among other things, the Trustee has issued and may hereafter issue remarketed certificates of participation evidencing a fractional undivided interest in the Circuit City RECOP Trust;

        WHEREAS, the parties hereto (other than the Trustee) have entered into a Letter of Credit Reimbursement Agreement dated as of February 18, 1992, as amended by Amendment No. 1 to Letter of Credit Reimbursement Agreement dated as of October 1, 1993, (as amended, the "Reimbursement Agreement") pursuant to which, among other things, Bank of America, NationsBank, Bank of Tokyo, Scotiabank and IBJ (collectively, the "Letter of Credit Banks") have issued separate letters of credit for the account of the Company and for the benefit of the Trustee to provide credit support for the remarketed certificates of participation;

        WHEREAS, the Company, FNANB and the Trustee propose to amend the Pooling and Servicing Agreement to reduce the amount required to be available under letters of credit that provide credit support for the remarketed certificates of participation and to make certain other changes in the Pooling and Servicing Agreement; and



        WHEREAS, the parties hereto desire, on the terms and conditions set forth in this Amendment, to amend the Reimbursement Agreement (i) to reflect the proposed reduction in the amount required by the Pooling and Servicing Agreement to be available under letters of credit that provide credit support for the remarketed certificates of participation and (ii) to reduce the amount of certain fees payable to the Letter of Credit Banks;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS. Terms used but not defined herein which are defined in the Reimbursement Agreement shall have for the purposes hereof the respective meanings set forth therein.

        SECTION 2.  AMENDMENTS TO THE REIMBURSEMENT AGREEMENT.
Each of the parties hereto hereby agrees that, subject to Section
6 of this Amendment, the Reimbursement Agreement is amended as follows:

        (a) Section 1.1(a) of the Reimbursement Agreement is amended by deleting the definition of "Aggregate Available L/C
Amount" in its entirety and by substituting the following therefor:

        "Aggregate Available L/C Amount" means the amount available to be drawn under all Letters of Credit from time to time, which on any date of determination prior to the Pay Out
Commencement Date shall be equal to the lesser of:

        (x) the Aggregate Stated Amount on such date of determination; and

        (y)  the amount that equals 15.75% of the Outstanding
Investor Certificates on such date of determination; and

on any date of determination on or after the Pay Out Commencement
Date shall be equal to the Aggregate Stated Amount on such date.

        (b) Section 3.1 of the Reimbursement Agreement is amended by deleting subsection (a) of such section in its entirety and by substituting the following therefor:

        (a) COMMITMENTS. The amount of each Bank's Commitment initially shall be as set forth on Schedule 1 attached hereto. The Commitment and Commitment Percentage of each Bank shall be appropriately adjusted if the Commitment of any Bank is terminated or increased or reduced by the Company pursuant to
Section 2.6, 2.7, or 5.2. At no time shall the aggregate Commitments exceed $63,000,000 or, if the Commitments have been increased in accordance with Section 2.7(a), the lesser of $84,000,000 and 15.75% of the Outstanding Investor Certificates at such time.

        (c) Section 4.1 of the Reimbursement Agreement is amended by deleting such section in its entirety and by substituting the following therefor:

        SECTION 4.1 LETTER OF CREDIT FEE. The Company agrees to pay to the Agent for the account of each Bank for each calendar quarter (or portion thereof), in advance, on the first day of each calendar quarter commencing with the Effective Date and ending on the Expiration Date, a commitment fee (the "BANKS' COMMITMENT FEE") at the rate of 0.80% per annum (computed on the basis of the actual number of days in such calendar quarter or shorter period, as appropriate, over a year of 360 days), on an amount equal to such Bank's Commitment, computed in each case on a daily average basis for such calendar quarter. The Banks' Commitment Fee with respect to each Bank shall be non-refundable and shall accrue from the date of this Agreement to and including the Expiration Date.

        (d) Exhibit A to the Reimbursement Agreement is amended by deleting such exhibit in its entirety and by substituting therefor the form letter of credit attached as Exhibit A hereto.

        SECTION 3. AMENDMENTS TO ISSUED LETTERS OF CREDIT. Each Letter of Credit Bank hereby agrees to amend its Letter of Credit by executing and delivering to the Trustee an Amendment substantially in the form attached as Exhibit B hereto, which Amendment shall be acknowledged by the Trustee and the Company.

        SECTION 4. CONSENT TO POOLING AND SERVICING AGREEMENT AMENDMENTS. Each Letter of Credit Bank hereby consents, pursuant to Section 13.01(e) of the Pooling and Servicing Agreement, to the amendments set forth in Amendment No. 1 to the Pooling and Servicing Agreement, the form of which is attached as Exhibit C hereto (the "Pooling and Servicing Agreement Amendment").

        SECTION 5. WAIVER OF NOTICE. Each Letter of Credit Bank hereby waives, pursuant to Section 13.01(f) of the Pooling and Servicing Agreement, the notice requirement of such section with respect to this Amendment, the Pooling and Servicing Agreement Amendment and the amendments set forth in Amendment No. 4 to the Liquidity Agreement, the form of which is attached as Exhibit D hereto (the "Liquidity Agreement Amendment").



        SECTION 6. EFFECTIVENESS. This Amendment shall become effective as of February 15, 1994 upon receipt by the Trustee and the Agent of (i) a duly executed copy of this Amendment, (ii) a duly executed copy of the Pooling and Servicing Agreement Amendment, (iii) a duly executed copy of the Liquidity Agreement Amendment, (iv) written notice from each of the Letter of Credit Banks confirming the amendment of its Letter of Credit in accordance with Section 3 and (v) written confirmation from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group that this Amendment will not result in a downgrading or withdrawal of the then current outstanding rating on the Investor Certificates. Upon the effectiveness of this Amendment, the Reimbursement Agreement shall be automatically amended as set forth herein and the rights and obligations of the parties hereto shall be governed by the Reimbursement Agreement as amended by this Amendment. The parties hereto hereby waive any right to notice to which they would otherwise be entitled pursuant to the Reimbursement Agreement or the Pooling and Servicing Agreement in connection with the execution and delivery of this Amendment and the consummation of the transactions contemplated by this Amendment.

        SECTION 7. REIMBURSEMENT AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, all of the terms and conditions of the Reimbursement Agreement shall remain in full force and effect. All references to the Reimbursement Agreement in any other document or instrument shall be deemed to mean the Reimbursement Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Reimbursement Agreement, but shall constitute merely an amendment thereof.

        SECTION 8.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS
PROVISIONS OF SUCH LAWS.

        SECTION 9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                        CIRCUIT CITY STORES, INC.


                        By  s/Michael T. Chalifoux
                        Title:  Senior Vice President &
                                Chief Financial Officer


                        FIRST NORTH AMERICAN NATIONAL
                          BANK, as Transferor and Servicer


                        By  s/William T. Higginbotham
                        Title:  Vice President


                        BANKERS TRUST COMPANY,
                          as Trustee and Paying Agent


                        By  s/James C. McDonough, Jr.
                        Title:  Assistant Treasurer


                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION


                        By  s/Glen F. Edwards
                        Title:  Vice President


                        NATIONSBANK OF NORTH CAROLINA,
                          N.A.


                        By  s/William Burton
                        Title:  Senior Vice President


                        THE BANK OF TOKYO, LTD.,
                          NEW YORK AGENCY


                        By  s/Sachio Kohjima
                        Title:  Senior Vice President


                        THE BANK OF NOVA SCOTIA,
                          NEW YORK AGENCY


                        By  s/J. Alan Edwards
                        Title:  Vice President


                        THE INDUSTRIAL BANK OF JAPAN,
                            LIMITED,
                          NEW YORK BRANCH


                        By  s/Takeshi Kawano
                        Title:  Senior Vice President &
                                Senior Manager


                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION, as Agent


                        By  s/Laura Knight
                        Title:  Vice President